Exhibit 99.2

FOR IMMEDIATE RELEASE

For more information:

Barbara Coy, HyperSpace Communications, Inc.

Phone (303) 566-6532

Email investor@ehyperspace.com

HYPERSPACE® COMMUNICATIONS, INC. ANNOUNCES $30 MILLION CONVERTIBLE NOTE OFFERING

Denver, CO – September 13, 2005 - HyperSpace® Communications, Inc. (AMEX: HCO) today announced that it intends to offer, subject to market and other conditions, a new issue of approximately $30 million aggregate principal amount of 5-year convertible subordinated notes. The securities will be issued under Regulation D of the Securities Act of 1933, as amended, in private placements to qualified institutional buyers. The securities will be convertible into shares of HyperSpace Communications common stock at a premium to the market price on the date of the pricing of the securities.

HyperSpace Communications intends to use the net proceeds of this offering for general corporate purposes, including, among others, the reduction of outstanding indebtedness, working capital, capital expenditures and potential acquisitions.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements with respect to the contemplated offering and use of proceeds. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications’ filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Factors that could materially affect the results, performance or achievements of HyperSpace Communications, Inc. include the inability to complete an offering on terms acceptable to it or at all. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.